Exhibit 99.2
BXP ANNOUNCES 1st QUARTER 2022 RESULTS; REPORTS Q1 EPS OF $0.91 AND FFO PER SHARE OF $1.82

Exceeds Q1 2022 Guidance for EPS and FFO; Executes 1.2 Million SF of Leases in Q1, and Agrees to 2nd Acquisition in Seattle, WA in Q2 2022

BOSTON, MA, May 2, 2022 - Boston Properties, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of Class A office properties in the United States, reported results today for the first quarter ended March 31, 2022.
Financial highlights for the first quarter include:
•Revenue grew approximately 6% to $754.3 million for the quarter ended March 31, 2022, as compared to $713.7 million for the quarter ended March 31, 2021.
•Net income attributable to common shareholders of $143.0 million, or $0.91 per diluted share (EPS), compared to $91.6 million, or $0.59 per diluted share, for the quarter ended March 31, 2021.
•Funds from Operations (FFO) of $286.1 million, or $1.82 per diluted share for the quarter ended March 31, 2022, compared to FFO of $243.8 million, or $1.56 per diluted share, for the quarter ended March 31, 2021.
•EPS and FFO per share exceeded the mid-point of BXP’s guidance due primarily to $0.07 per share of improvement in portfolio performance, $0.01 per share of the impact of reinstating accrual basis accounting for certain tenants that were previously reclassified to cash basis accounting and $0.01 per share of lower general and administrative expenses. Additionally, Q1 2022 EPS included a gain on sale of $0.13 per share.
BXP provided guidance for (1) second quarter 2022 EPS of $0.79 - $0.81 and FFO of $1.84 - $1.86 per diluted share and (2) full year 2022 EPS of $5.32 - $5.42 and FFO of $7.40 - $7.50 per diluted share. See “EPS and FFO per Share Guidance” below.
First quarter and recent business highlights include:
•Executed approximately 1.2 million square feet of leases in the first quarter having a weighted-average lease term of 7.3 years. Executed leases for the quarter included an approximately 330,000 square foot renewal and expansion with a financial services firm at 601 Lexington Avenue in New York City, NY. The leasing volume achieved in Q1 of 2022 is in line with BXP’s 10-year first quarter leasing average, and double the volume from Q1 2021.
•In April 2022, executed an agreement to purchase Madison Centre, an approximately 760,000 square foot, 37-story Class A office building in Seattle, WA, for a gross purchase price of approximately $730 million. As one of the newest commercial high rises in the city with one of the most generous amenity offerings in the market, Madison Centre will serve as

–more–

a showpiece and foundational asset for BXP’s expansion in the Seattle market. There can be no assurance that this acquisition will occur on the terms currently contemplated or at all.
•In April 2022, signed an approximately 570,000 rentable square foot lease with AstraZeneca to lease the first phase of a future life sciences development at 290 Binney Street in Cambridge, MA. This future development site is located in the heart of Kendall Square, and when complete, will include two buildings totaling approximately 1.1 million rentable square feet of life sciences space as well as an approximately 400,000 square foot residential building. The lease and the commencement of development are subject to various conditions, some of which are not within BXP’s control.
•Commenced two development projects:
•the redevelopment of 651 Gateway in South San Francisco, CA. 651 Gateway is an office building that is being converted to an approximately 327,000 net rentable square foot life sciences space. This property is owned by a joint venture in which BXP has a 50% interest.
•the development of the first phase of Platform 16 in San Jose, CA. Platform 16 is a Class A office project that, after completion of all phases, is expected to be approximately 1.1 million square feet. The first phase is approximately 390,000 net rentable square feet. This property is owned by a joint venture in which BXP has a 55% interest.
•Disposed of 195 West Street, an approximately 63,500 square foot office building in Waltham, MA for a gross sales price of $37.7 million and net proceeds of $35.4 million. BXP recognized a gain on sale of approximately $22.7 million.
•Refinanced the mortgage loan collateralized by Metropolitan Square located in Washington, DC. The new loans aggregate approximately $420.0 million and mature on April 9, 2024. The previous mortgage loan had an outstanding balance of approximately $294.1 million and was scheduled to mature on July 7, 2022. This property is owned by a joint venture in which BXP has a 20% interest.
•In April 2022, released BXP’s 2021 ESG Report, which provides details on BXP’s ESG approach, goals, key performance indicators, leadership, and reporting methodologies related to environmental impact, social impact, and governance.

•Named to Barron’s 10 Most Sustainable REITs in the U.S. BXP improved from 8th place to 3rd place in the 2nd year that Barron’s produced a REIT ranking.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2022. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the second quarter and full year 2022 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space, and the earnings impact of the events referenced in this release and those referenced during the related conference call. Except as otherwise publicly disclosed, the estimates do not include the impacts

–more–

of any potential (1) capital markets activity, (2) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (3) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Second Quarter 2022		Full Year 2022
	Low	High	Low	High
Projected EPS (diluted)	$0.79	$0.81	$5.32	$5.42
Add:
Projected Company share of real estate depreciation and amortization	1.05	1.05	4.30	4.30
Projected Company share of (gains)/losses on sales of real estate	—	—	(2.22)	(2.22)
Projected FFO per share (diluted)	$1.84	$1.86	$7.40	$7.50

BXP will host a conference call on Tuesday, May 3, 2022 at 11:00 AM Eastern Time, open to the general public, to discuss the first quarter 2022 results, provide a business update, and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 7770877. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 7770877. There will also be a live audio webcast of the call, which may be accessed in the Investors section of BXP’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investors section of BXP’s website and archived for up to twelve months following the call.
Additionally, a copy of BXP’s first quarter 2022 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in six markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires, and owns a diverse portfolio of primarily Class A office space. Including properties owned by unconsolidated joint ventures, the Company’s portfolio totals 53.1 million square feet and 201 properties, including eleven properties under construction/redevelopment. For more information about BXP, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which

–more–

are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, the risks and uncertainties related to the impact of the COVID-19 global pandemic, including the emergence of additional variants, the effectiveness, availability and distribution of vaccines, including their efficacy against new variant strains and the willingness of individuals to be vaccinated, the impact of geopolitical conflicts, including the ongoing war in Ukraine, and the severity and duration of the indirect economic impacts of the foregoing, such as recession, supply chain disruptions, labor market disruptions, rising inflation, increasing interest rates, dislocation and volatility in capital markets, job losses, potential longer-term changes in consumer and tenant behavior, as well as possible future governmental responses, risks related to volatile or adverse global economic and geopolitical conditions, health crises and dislocations in the credit markets, risks associated with downturns in the national and local economies, increasing interest rates, and volatility in the securities markets, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

–more–

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2022	December 31, 2021
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$22,472,940	$22,298,103
Construction in progress	846,775	894,172
Land held for future development	582,511	560,355
Right of use assets - finance leases	237,501	237,507
Right of use assets - operating leases	169,248	169,778
Less: accumulated depreciation	(5,995,760)	(5,883,961)
Total real estate	18,313,215	18,275,954
Cash and cash equivalents	436,271	452,692
Cash held in escrows	46,072	48,466
Investments in securities	36,032	43,632
Tenant and other receivables, net	56,132	70,186
Related party note receivable, net	78,544	78,336
Note receivables, net	9,674	9,641
Accrued rental income, net	1,243,395	1,226,745
Deferred charges, net	609,205	618,798
Prepaid expenses and other assets	128,472	57,811
Investments in unconsolidated joint ventures	1,518,622	1,482,997
Total assets	$22,475,634	$22,365,258
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,268,745	$3,267,914
Unsecured senior notes, net	9,486,379	9,483,695
Unsecured line of credit	255,000	145,000
Unsecured term loan, net	—	—
Lease liabilities - finance leases	245,554	244,421
Lease liabilities - operating leases	204,677	204,561
Accounts payable and accrued expenses	304,576	320,775
Dividends and distributions payable	170,869	169,859
Accrued interest payable	90,861	94,796
Other liabilities	396,283	391,441
Total liabilities	14,422,944	14,322,462

Commitments and contingencies	—	—
Redeemable deferred stock units	11,031	9,568
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,790,614 and 156,623,749 issued and 156,711,714 and 156,544,849 outstanding at March 31, 2022 and December 31, 2021, respectively	1,567	1,565
Additional paid-in capital	6,509,663	6,497,730
Dividends in excess of earnings	(636,421)	(625,891)
Treasury common stock at cost, 78,900 shares at March 31, 2022 and December 31, 2021	(2,722)	(2,722)
Accumulated other comprehensive loss	(28,485)	(36,662)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,843,602	5,834,020
Noncontrolling interests:
Common units of the Operating Partnership	649,602	642,655
Property partnerships	1,548,455	1,556,553
Total equity	8,041,659	8,033,228
Total liabilities and equity	$22,475,634	$22,365,258

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2022	2021
	(in thousands, except for per share amounts)
Revenue
Lease	$718,120	$685,817
Parking and other	21,734	16,938
Hotel revenue	4,557	632
Development and management services	5,831	6,803
Direct reimbursements of payroll and related costs from management services contracts	4,065	3,505
Total revenue	754,307	713,695
Expenses
Operating
Rental	270,255	257,389
Hotel	4,840	2,051
General and administrative	43,194	44,959
Payroll and related costs from management services contracts	4,065	3,505
Transaction costs	—	331
Depreciation and amortization	177,624	176,565
Total expenses	499,978	484,800
Other income (expense)
Income from unconsolidated joint ventures	2,189	5,225
Gains on sales of real estate	22,701	—
Interest and other income (loss)	1,228	1,168
Gains (losses) from investments in securities	(2,262)	1,659
Losses from early extinguishment of debt	—	(898)
Interest expense	(101,228)	(107,902)
Net income	176,957	128,147
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,549)	(16,467)
Noncontrolling interest—common units of the Operating Partnership	(16,361)	(11,084)
Net income attributable to Boston Properties, Inc.	143,047	100,596
Preferred dividends	—	(2,560)
Preferred stock redemption charge	—	(6,412)
Net income attributable to Boston Properties, Inc. common shareholders	$143,047	$91,624
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.91	$0.59
Weighted average number of common shares outstanding	156,650	155,928
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.91	$0.59
Weighted average number of common and common equivalent shares outstanding	157,004	156,099

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended March 31,
	2022	2021
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$143,047	$91,624
Add:
Preferred stock redemption charge	—	6,412
Preferred dividends	—	2,560
Noncontrolling interest - common units of the Operating Partnership	16,361	11,084
Noncontrolling interests in property partnerships	17,549	16,467
Net income	176,957	128,147
Add:
Depreciation and amortization expense	177,624	176,565
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,653)	(16,457)
Company’s share of depreciation and amortization from unconsolidated joint ventures	22,044	18,412
Corporate-related depreciation and amortization	(404)	(440)
Less:
Gains on sale of investment included within income from unconsolidated joint ventures	—	10,257
Gains on sales of real estate	22,701	—
Noncontrolling interests in property partnerships	17,549	16,467
Preferred dividends	—	2,560
Preferred stock redemption charge	—	6,412
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	318,318	270,531
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	32,182	26,728
Funds from operations attributable to Boston Properties, Inc. common shareholders	$286,136	$243,803
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.89%	90.12%
Weighted average shares outstanding - basic	156,650	155,928
FFO per share basic	$1.83	$1.56
Weighted average shares outstanding - diluted	157,004	156,099
FFO per share diluted	$1.82	$1.56

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2022	December 31, 2021
Boston	91.8%	91.4%
Los Angeles	88.4%	88.8%
New York	87.5%	87.6%
San Francisco	87.8%	87.3%
Seattle	87.7%	90.9%
Washington, DC	88.1%	87.2%
Total Portfolio	89.1%	88.8%

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

# # #